Consent of Independent Accountants


We hereby consent to the incorporation by reference of our reports dated August 15, 1997, relating to the financial statements and financial highlights appearing in the June 30, 1997 Annual Reports to Shareholders of the PIMCO
Funds: Multi-Manager Series, which have been further incorporated into the Proxy Statement/Prospectuses constituting part of the registration statement on Form N-14 (the "Registration Statement"). We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in such Registration Statement.

Price Waterhouse LLP
Kansas City, Missouri
April 17, 1998

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                       Consent of Independent Accountants


We hereby consent to the incorporation by reference of our report dated March 11, 1998, relating to the financial statements dated January 2, 1998 of the PIMCO Funds: Investment Management Series: Municipal Bond Fund, which has been further incorporated into the Proxy Statement/Prospectus constituting part of the registration statement on Form N-14 (the "Registration Statement"). We also consent to the references to us under the headings "Independent Accountants" and "Financial Statements" in the Statement of Additional Information in such Registration Statement.

Price Waterhouse LLP
Kansas City, Missouri
April 17, 1998